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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form SB-2 No. 333-31947, Form S-8 No. 333-53159, Form S-8 No. 333-63799, Form
S-3 No. 333-77923, Form S-3 No. 333-35662 and Form S-3 No. 333-40630) of
ViewCast.com, Inc. and in the related Prospectuses of our report dated March 18, 2002, with respect to the consolidated financial statements of ViewCast.com, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                   Ernst & Young LLP

Dallas, Texas
April 11, 2003